Exhibit 10.2
FIRST AMENDMENT TO LOAN AGREEMENT

(Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit)

            This First Amendment to Loan Agreement (this “Amendment”) dated as of May 5, 2009 is between Bank of America, N.A. (the “Bank”) and GSE Systems, Inc., a Delaware corporation (“GSE”), and GSE Power Systems, Inc., a Delaware corporation (“Power”), as co-borrowers (GSE and Power are referred to collectively as, the “Borrower”).

BACKGROUND

A. The Borrower and the Bank entered into that certain Loan Agreement (Ex-Im Bank-Guaranteed Transaction Specific Revolving Line of Credit) dated as of March 28, 2008 ( the “Original Loan Agreement”).

B. The Borrower has requested that the Bank modify the revolving line of credit established by the Original Loan Agreement, and the Bank has agreed to do so, upon the terms and conditions set forth in this Amendment.

C. The purpose of the modification is to amend certain definitions of the following financial covenants effective as of March 31, 2009:  (i) Debt Service Coverage Ratio and (ii) Funded Debt to EBITDA Ratio.

AGREEMENT

            Now, therefore, in consideration of the premises and the mutual agreements contained herein, the parties hereby amend the Original Loan Agreement on the following terms and conditions:

SECTION 1.    DEFINITIONS.  All capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Original Loan Agreement, unless the context specifically requires otherwise.

SECTION 2.    AMENDMENTS TO ORIGINAL LOAN AGREEMENT.  The following amendments are hereby made to the Original Loan Agreement:

            (A)       Section 9.5 of the Original Loan Agreement is hereby amended and restated in its entirety effective as of March 31, 2009 to read as follows:

“9.5     Debt Service Coverage Ratio.

            To maintain, with respect to GSE on a consolidated basis, a Debt Service Coverage Ratio of at least 1.25:1.00.

“Debt Service Coverage Ratio” means the ratio of Cash Flow to Debt Service. This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.

“Cash Flow” is defined as (a) net income, after income tax, (b) less income or plus loss from discontinued operations and extraordinary items, (c) plus depreciation, depletion, amortization, (d) plus interest expense on all obligations, (e) plus non-cash charges related to foreign exchange, (f) minus dividends, withdrawals, and other distributions, and (g) minus any unfinanced capital expenditures.

“Debt Service” is defined as all regularly scheduled principal and interest payments, during the twelve-month period ending with the last day of the calculation period, on all indebtedness.”

            (B)       Section 9.6 of the Original Loan Agreement is hereby amended and restated in its entirety effective as of March 31, 2009 to read as follows:

“9.6     Funded Debt to EBITDA Ratio.

To maintain, with respect to GSE on a consolidated basis, a ratio of Funded Debt to EBITDA not exceeding 2.50:1.00.
“Funded Debt” means all outstanding liabilities for borrowed money and other interest-bearing liabilities, including current and long term debt, and including the stated amount of any Letter of Credit (other than a Letter of Credit that is cash-secured) issued for the account of the Borrower or any reimbursement obligation owing by the Borrower with respect to any Letter of Credit (other than a Letter of Credit that is cash-secured).
“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.
This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.”

            SECTION 3.    CONDITIONS PRECEDENT. This Amendment shall become effective upon (a) the execution and delivery of (i) this Amendment by the Borrower and the Bank and (ii) the Ratification of Guaranty of even date herewith, by MSHI, Inc. and GSE Process Solutions, Inc. in favor of the Bank; (b) the Bank’s receipt from the Borrower of the reasonable fees and expenses of the Bank's counsel; and (c) all proceedings required to be taken by the Borrower in connection with the transactions contemplated by this Amendment having been taken in form and substance satisfactory to the Bank and its counsel, and the Bank having received all such counterpart originals of this Amendment executed by all parties listed on the signature page(s) and originals, certified or other copies of such other documents as the Bank may reasonably request.

SECTION 4.    REAFFIRMATION.  Except as modified hereby, all of the terms, covenants and conditions of the Original Loan Agreement, are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.  In addition, all representations and warranties made in the Original Loan Agreement are true and correct in all material respects as of the date hereof and are hereby reaffirmed.  Nothing hereunder is intended, or shall be construed, to be a novation or an accord and satisfaction of any other obligation or liability of the Borrower to the Bank.  The Borrower and any Guarantor do not now have, nor had at any prior time, any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross-actions or equities or rights of rescission, setoff, abatement or diminution, with respect to the Original Loan Agreement or any other document executed in connection therewith, or the enforcement of Bank's rights thereunder, and the Borrower and any Guarantor further waive and release any and all such defenses, claims, counterclaims, cross-actions and equities, and rights of rescission, set-off, abatement and diminution with respect thereto.

SECTION 5.    REPRESENTATIONS AND WARRANTIES; NO DEFAULT. The Borrower represents and warrants to, and agrees with the Bank, that this Amendment (and any other document executed by the Borrower in connection with this Amendment) has been duly authorized by all necessary company action on the part of the Borrower, has been duly executed by a duly authorized officer (or officers) of the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with the terms hereof (and thereof).  The Borrower hereby certifies that the representations and warranties contained in the Original Loan Agreement continue to be true and correct and that no event of default and no event has occurred that with notice, lapse of time or both would become an event of default.   The Borrower further certifies that the financial statements supplied to the Bank truly and completely disclose the Borrower's financial condition as of the date of the statement, and there has been no material adverse change in the Borrower's financial condition except as disclosed in such financial statements.

SECTION 6.    BINDING EFFECT.  This Amendment shall be binding upon the Borrower and the Bank and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

SECTION 7.    COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts.  Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

SECTION 8.    AMENDMENT AND WAIVER.  No amendment of this Amendment, and no waiver of any one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto.

SECTION 9.    GOVERNING LAW.  This Amendment and the rights and obligations of the Borrower and the Bank shall be governed by and construed according to the laws of the State of Maryland without regard to conflicts of laws principles and the laws of the United States as the same may be applicable.

SECTION 10.  SEVERABILITY.  Any provision of this Amendment that is held to be inoperative, unenforceable, voidable or invalid in any jurisdiction shall, as to that jurisdiction, be ineffective, unenforceable, void or invalid without affecting the remaining provisions in that or any other jurisdiction, and to this end the provisions of this Amendment are declared to be severable.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers on the date first above written, intending to create an instrument executed under seal.

The “Bank”: BANK OF AMERICA, N.A. By: Kevin Mahon Senior Vice President	The “Borrower”: GSE SYSTEMS, INC. By: (Seal) Jeffery Hough Chief Financial Officer
GSE POWER SYSTEMS, INC. By: (Seal) Jeffery Hough Chief Financial Officer

Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or obtains a loan.  The Bank will ask for the Borrower’s legal name, address, tax ID number or social security number and other identifying information.  The Bank may also ask for additional information or documentation or take other actions reasonably necessary to verify the identity of the Borrower, guarantors or other related persons.

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